Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement (File No. 333-239591, File No. 333-219842, File No. 333-176224 and File No. 333-150963) on Form S-8 of our report dated December 22, 2025, relating to the financial statements of SIFCO Industries, Inc. appearing in this Annual Report on Form 10-K of SIFCO Industries, Inc. for the year ended September 30, 2025.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
December 22, 2025